UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2008

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
Registrant's telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 Other Events

Tamm Oil and Gas Corp is referred to herein as “we”, “our”, or “us”.

On April 4, 2008, Deep Well Oil & Gas, Inc. (“Deep Well”), a Nevada corporation with its principal place of business located in Edmonton, Alberta, Canada, and a [delinquent] SEC reporting company, filed a complaint against us in the United States District Court, District of Nevada alleging: (a) violations of Sections 13(d), 14(d), and 14(e) of the Securities and Exchange Act of 1934, as amended; (b) defamation; (c) violation of the Lanham Act; and (d) consumer fraud under Nevada Revised Statute 41.600 (Deep Well Oil and Gas, Inc. v. Tamm Oil and Gas Corp., USDC, Nevada, Civil Action No. 3:03-cv-00173-ECR-RAM).

We do not believe that any of the allegations contained in the complaint have any merit and we intend upon vigorously defending ourselves in this matter. Additionally, we are considering counterclaims against Deep Well and its officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: April 7, 2008	By:	/s/ Wiktor Musial
Wiktor Musial, President